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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Sprint Spectrum Holding Company, L.P. on Form S-1 of our report dated March 29, 1996, (which report expresses a unqualified opinion and includes an explanatory paragraph referring to the development stage of Sprint Spectrum Holding Company, L.P. and Subsidiaries) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Kansas City, Missouri
June 20, 1996